EXHIBIT 23.1

Consent of BKD, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Kentucky First Federal Bancorp on Form S-8 (File No. 333-130243) of our report dated September 25, 2008 on our audits of the consolidated financial statements of Kentucky First Federal Bancorp as of June 30, 2008 and 2007, and for each of the two years in the period ended June 30, 2008, incorporated by reference in this Form 10-K of Kentucky First Federal Bancorp for the year ended June 30, 2008.

/s/ BKD, LLP

Cincinnati, Ohio
September 25, 2008